DEAN HELLER
204 North Carson Street, Suite I
Carson City, Nevada 89701-4299
776) 684 5708



     Certificate of Amendment
    (PURSUANT TO NRS 78.385 and 78.390)


                                              ABOVE SPACE IS FOR OFFICE USE ONLY


             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)



1.   Name of corporation:
--------------------------------------------------------------------------------
Quadtech international Inc.
--------------------------------------------------------------------------------
2. The articles have been amended as follows (provide article numbers, if available):


Pursuant to Article 1: the company name changed to Quadtech international Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by provisions of the * articles of incorporation have voted in favor of the amendments is: 9,537,000 (69.7%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4. Effective date of filing (optional):              Immediately
                                        --------------------------------------
                                        (must be not later than 90 days after
                                               the certificate is filed)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. Officer Signature (required):________________________________________________


If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a major4 of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required,


                                  Nevada Secretary of State AM 78 385 Amend 2003 Revised on: OM9/06


This form must be accompanied by appropriate fees.